Acelity L.P. Inc. Announces Date of its Third Quarter and First Nine Months of 2015
Earnings Release and Conference Call

San Antonio, Texas-October 22, 2015 - Acelity L.P. Inc. will release its third quarter and first nine months of 2015 financial results and host an investor conference call on Tuesday, October 27, 2015. The conference call will begin at 11:00 a.m. EDT and the financial results will be available on SyndTrak, Intralinks and the SEC's website at www.sec.gov ahead of the call.

Participants are encouraged to dial into the conference call at least 10 minutes before the call is scheduled to begin. The dial-in numbers for this conference call are as follows:

Domestic Dial-in Number:	(855) 835-6884
International Dial-in Number:	+706-634-7494
Conference ID Number:	57417283

For those unable to attend the conference call, an archive of the conference call will be available until January 27, 2016. The archived conference call can be accessed by dialing (855) 859-2056 or (404) 537-3406 and providing the Conference ID number 57417283.

FOR MORE INFORMATION, CONTACT:

Investors
Caleb Moore
Office: (210) 255-6433
caleb.moore@acelity.com

Media
Cheston Turbyfill
Office: (210) 255-7757
cheston.turbyfill@acelity.com